Exhibit 10.27

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE COMMISSION PASSED UPON THE MERITS OF THIS INVESTMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

LODGENET ENTERTAINMENT CORPORATION

INCENTIVE STOCK OPTION
(KEY EMPLOYEE)

DATE: _______________, 200___

__________________________, Optionee:

          LODGENET ENTERTAINMENT CORPORATION (the “Company”), pursuant to its 2003 Stock Option and Incentive Plan, as amended (the “Plan”), has this day granted to you, the Optionee named above, an option (the “Option”) to purchase shares of the common stock, $.01 par value per share (“Common Stock”), of the Company. This Option is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Terms not defined herein shall have the meanings given in the Plan.

          The details of your Option are as follows:

          1. The total number of shares of Common Stock subject to this Option is      Thousand (     ,000) shares.

          2. (a) The exercise price of this Option is $          per share, representing a price not less than the higher of (i) the average of the closing price for the Company’s Common Stock at the close of trading as reported by the NASDAQ stock market for the ten consecutive trading days preceding today’s date or (ii) the closing price for the Common Stock as so reported for today’s date.

               (b) The minimum number of shares with respect to which this Option may be exercised at any one time shall be the lesser of ten (10) shares or the number of shares remaining subject to this Option.

               (c) Unless the Board accelerates the vesting of any non-vested Options in accordance with Section 22 of the Plan, the right of the Optionee to exercise the Options granted hereunder shall vest as follows: (i)      shares on the first anniversary hereof, (ii)      shares on the second anniversary hereof, (iii)      shares on the third anniversary hereof and (iv)      shares on the fourth anniversary hereof; provided , however, that for each respective group of shares to vest and become subject to exercise by the Optionee, the Optionee must be in the employment of the Company on the respective vesting date.

          3. (a) The term of this Option commences on the date hereof and, unless sooner terminated as set forth in the Plan or this Agreement, shall terminate at 5:00 p.m. Central Time on      , 201     ; provided, however, that this Option may not be exercised during the initial six (6) months of the term.

               (b) Notwithstanding the term specified in Section 3(a) above, as set forth in Section 9(b) of the Plan, this Option shall expire upon the earlier of the expiration date set forth in Section 3(a) or the date ninety (90) days after the date Optionee’s employment with the Company or its subsidiaries terminates for any reason other than death or disability pursuant to Section 3(c) or retirement pursuant to Section 3(d).

               (c) If the employment of the Optionee with the Company and its subsidiaries terminates by reason of disability (as determined by the Plan Administrator) or death, the unexpired Options or portions thereof, if any, held on the date of disability or death that would expire pursuant to the terms of this Option during the 12-month period commencing on the date of disability or death, shall expire on the last day of such 12-month period. During such 12-month period, any such Option or portion thereof referred to in the preceding sentence may be exercised by the Optionee (or the Optionee’s legatee, executor, personal representative or distributee) with respect to the same number of shares and in the same manner and to the same extent as if the Optionee had continued as a full-time employee of the Company or its subsidiaries during such 12 month period; provided, that the Optionee may not exercise any Option or portion thereof that has not vested prior to or during such 12-month period. Any unexpired Option or portion thereof held by the Optionee on the date of disability or death that would expire pursuant to the terms of this Option on a date more than 12 months after the date of disability or death, shall expire unexercised on the date of disability or death.

               (d) If the employment of the Optionee with the Company and its subsidiaries terminates due to retirement under any qualified retirement plan maintained by the Company and/or any of its subsidiaries, this Option shall expire on the earlier to occur of (i) the applicable expiration date or dates set forth in this Option or (ii) the third anniversary of the date of such termination of employment. If the Optionee who has so retired dies prior to exercising in full any portion of this Option that has not expired pursuant to the preceding sentence, then notwithstanding the preceding sentence, such Option shall expire on the first anniversary of the date of the Optionee’s death. During the period commencing on the date of retirement or death, as the case may be, and ending on the applicable later expiration date, this Option may be exercised by such Optionee (or the Optionee’s legatee, executor, personal representative or distributee) with respect to the same number of shares and in the same manner and to the same extent as if the Optionee had continued as a full-time employee of the Company or its subsidiaries during such period; provided, that no Option or portion thereof that has not vested prior to or during such period may be exercised.

          4. This Option may be exercised by delivering to the Secretary of the Company, during regular business hours, written notice of exercise accompanied by full payment of the exercise price for the shares being purchased pursuant to this Option, together with such additional documents as the Company may require and in accordance with such other procedures as may then be in effect for the exercise of options. Except as otherwise provided in the Plan or in this Option, the exercise price for the shares to be acquired upon exercise of this Option shall be paid in full (i) in cash or check payable to the order of the Company, (ii) in Common Stock (which the Optionee has held for at least six months prior to the delivery of such shares or which the Optionee purchased on the open market and in each case for which the Optionee has good title, free and clear of all liens and encumbrances) valued at its Fair Market Value on the date of exercise, (iii) in cash by a broker-dealer to whom the holder of the Option has submitted an exercise notice consisting of a fully-endorsed Option, or (iv) by such other medium of payment as the Plan Administrator, in its discretion, shall authorize. In the case of payment pursuant to (ii) or (iii) above, the holder’s election must be made on or prior to the date of exercise of the Option and must be irrevocable.

          5. The Company may require the Optionee, or any person to whom an Option is transferred under Section 6, as a condition of exercising the Option, to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person’s own account and not with any present intention of selling or otherwise distributing the stock; provided, however, that the requirement of providing such written assurances, and any assurances given pursuant to such requirement, shall be inoperative if the shares issuable upon exercise of this Option are then registered under the Securities Act of 1933, as amended (the “Act”), or, if such shares are not then so registered, there is delivered to the Company an opinion of counsel, which may be counsel to the holder, reasonably satisfactory to the Company, that such exercise and issuance would be exempt from the registration requirements of the Act.

          6. This Option and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution and shall not be subject to execution, attachment or similar process. The granting of this Option shall impose no obligation upon the Optionee to exercise such Option.

          7. The number of shares of Common Stock subject to this Option and the exercise price thereof shall be subject to adjustment in the manner set forth in Section 4.2 of the Plan.

          8. Neither the adoption of the Plan nor the grant of this Option shall be deemed to obligate the Company or any subsidiary to offer or continue employment of the Optionee for any particular period, nor shall the granting of this Option constitute a request or consent to postpone the retirement date of the Optionee. Neither the Optionee nor any other person entitled to exercise the Option under the terms hereof shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any of the shares of Common Stock issuable on exercise of this Option, unless and until this Option has been exercised in accordance with its terms and the full purchase price for such shares shall have been paid in accordance with the terms hereof.

          9. Whenever the Company is required to issue or transfer shares of Common Stock to the Optionee under this Option, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares as set forth in Section 15 of the Plan.

          10. Notices given pursuant to this Option shall be in writing and shall be deemed received when personally delivered (by messenger or courier) or three (3) days after mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid. Notice to the Company shall be directed to: Corporate Secretary, LodgeNet Entertainment

Corporation, 3900 West Innovation Street, Sioux Falls, South Dakota 57107 or, if different, the principal corporate offices of the Company. Notices to or with respect to the Optionee shall be directed to the Optionee, or the executors, personal representatives or distributees of a deceased Optionee, at the Optionee’s home address on the records of the Company.

          11. This Option is subject to all the provisions of the Plan and its provisions are hereby incorporated by reference and made a part of this Option, and is further subject to all interpretations, amendments, rules and regulations of the Plan Administrator which may from time to time be promulgated and adopted pursuant to the Plan (including without limitation under the authority of the Plan Administrator as set forth in Sections 3.2 and 17 thereof). In the event of any conflict between the provisions of this Option and those of the Plan, the provisions of the Plan shall control.

          12. The Company is not providing you with advice, warranties, or representations regarding any of the legal or tax effects to you with respect to this grant. You are encouraged to seek legal and tax advice from your own legal and tax advisers as soon as possible.

          13. By accepting this grant and the shares of Common Stock covered thereby, and by signing this instrument, you acknowledge that you are familiar with the terms of the grant and the Plan, that you have been encouraged by the Company to discuss the grant and the Plan with your own legal and tax advisers, and that you agree to be bound by the terms of the grant and the Plan.

          14. THIS OPTION IS TO BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO ANY LAWS OR RULES RELATING TO CONFLICTS OF LAWS THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE).

     IN WITNESS WHEREOF, the Company has caused this Option to be duly executed, as of the day and year first above written.

LODGENET ENTERTAINMENT CORPORATION

BY:

Name:	Scott C. Petersen
Title:	President & CEO

ATTEST:

BY:

Name:	Daniel P. Johnson
Title:	Secretary

OPTION EXERCISE FORM

To:	LodgeNet Entertainment Corporation
3900 West Innovation Street
Sioux Falls, SD 57107

          THE UNDERSIGNED, pursuant to the provisions set forth in the Option to which this form is attached, hereby agrees to purchase          shares of Common Stock covered by such Option, and makes payment herewith in full therefor at the Exercise Price per share and in the manner set forth in said Option.

Date:	Signature:

Name:

Address:

ACKNOWLEDGEMENT

The Undersigned:

               (a) Acknowledges receipt of the foregoing Option and understands that all rights and liabilities with respect to this Option are set forth in the Option and the Plan; and

               (b) Acknowledges that as of the date of grant of this Option, the Option together with the Plan set forth the entire understanding between the undersigned and the Company regarding the grant of options or acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject.

OPTIONEE:

Signature:

Print Name:

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